                                                                    EXHIBIT 99.1

                         ST. JOSEPH MEDICAL CORPORATION
                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON             , 1998

     The undersigned shareholder(s) of ST. JOSEPH MEDICAL CORPORATION, a California professional corporation (the "Corporation"), revoking all previous proxies, hereby acknowledges receipt of the Notice of Special Meeting of
Shareholders dated             , 1998, and the Proxy Statement/Prospectus dated
            , 1998, and hereby appoints [          ] and [          ] and each
of them true and lawful agents and proxies of the undersigned, with full power to each of substitution, on behalf, and in the name of, the undersigned, to represent the undersigned at the Special Meeting of Shareholders of the
Corporation to be held on             ,       1998, at      a.m./p.m., local
time, at                          and at any adjournment or postponement
thereof, and to vote all shares of Class A Voting Common Stock and Class B Non-Voting Common Stock which the undersigned would be entitled to vote if present in person, on the matters set forth below as indicated:

     1. APPROVAL OF AGREEMENT AND PLAN OF MERGER: To approve the Agreement and Plan of Merger, dated as of January 21, 1998, as amended (the "Merger Agreement"), between the Corporation and Orange Coast Managed Care Services, Inc., FPA Medical Management, Inc. and FPA Medical Management of California, Inc. ("Merger Sub"), with a vote for the Merger Agreement binding the undersigned shareholder to the indemnification provisions of the Merger Agreement and limiting the ability of FPA and Merger Sub to claim indemnification and recover from any shareholder more than the value of the merger consideration received by such shareholder during the indemnification period specified in the Merger Agreement, all as more fully disclosed in the
Proxy Statement/Prospectus dated February   , 1998.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

     2. OTHER BUSINESS: To vote on such other business as may properly come before the Special Meeting and any and all adjournments or postponements thereof.

     UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER REFERENCED ABOVE WHICH IS MORE FULLY DESCRIBED IN THE PROXY
STATEMENT/PROSPECTUS DATED FEBRUARY      , 1998, OF WHICH THE UNDERSIGNED
SHAREHOLDER ACKNOWLEDGES RECEIPT. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

     THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF ST. JOSEPH MEDICAL CORPORATION.

     Either of such proxyholders or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Dated:
------------------------------, 1998      --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Name Printed

     This proxy should be dated, signed by the shareholder(s) exactly as his or her name appears on his or her stock certificate(s) and returned promptly in the enclosed envelope. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Proxies executed in the name of a corporation should be signed on behalf of the corporation by a duly authorized officer. Where shares are owned in the name of two or more persons, all such persons should sign this proxy.